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                                                                  EXHIBIT 10.23


                       KAUFMAN AND BROAD HOME CORPORATION

                        NON-EMPLOYEE DIRECTORS STOCK PLAN

                   (as amended and restated December 6, 1999)

         1. PURPOSE OF THE PLAN. The purpose of the Kaufman and Broad Home Corporation Non-Employee Directors Stock Plan ("Plan") is to grant Awards of Stock Units and/or Options to non-employee Directors of Kaufman and Broad Home Corporation (the "Company") in order to align their compensation with the equity interests of the Company's stockholders. The Plan provides for compensation through (i) annual grants of Stock Units to Directors and Committee Chairs, (ii) the payment of Directors' Annual Retainer and Meeting Fees in cash or Stock Units, and (iii) the ability under certain conditions for Directors to elect to receive any or all of the foregoing in the form of Options. The Plan was adopted effective as of September 26, 1996, was subsequently amended as of December 4, 1998 and, with respect to all Awards first made after December 6, 1999, was amended and restated as of December 6, 1999.

         2.  DEFINITIONS.

         "ANNUAL MEETING" shall mean an annual meeting of stockholders of the Company.

         "ANNUAL RETAINER" shall mean the retainer fee, established by the Board, paid to a Director for service as a Director on the Board for a Director Year.

         "ANNUAL STOCK UNIT AWARD" shall mean the annual Award of Stock Units, established by the Board, paid to a Director at the beginning of a Director Year in consideration for such Director's agreement to serve as a Director on the Board for the Director Year.

         "AWARD" shall mean an award of Stock Units or Options pursuant to the Plan.

         "BOARD" shall mean the Board of Directors of the Company.

         "CHANGE IN CONTROL" of the Company shall have occurred if either: (1) individuals who, as of the effective date of this Plan, constitute the Board of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Directors constituting the Board, provided that any person becoming a Director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then Directors who are members of





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the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of Directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board (a majority of which shall consist of Directors who are members of the Incumbent Board) has determined that a Change of Ownership, for purposes of this Plan, shall have occurred. If any of the events enumerated in clauses (1) or (2) occur, the Board shall determine the effective date of the Change of Ownership resulting therefrom, for purposes of the Plan.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean the Nominating and Corporate Governance Committee of the Board or such other committee as may be designated by the Board.

         "COMMITTEE CHAIR RETAINER" shall mean the annual Award of Stock Units, established by the Board, to be paid to a Director for service as Chairman of a committee of the Board of Directors for a Director Year.

         "COMPANY" shall mean Kaufman and Broad Home Corporation.

         "DIRECTOR" shall mean a non-employee director of the Company.

         "DIRECTOR YEAR" shall mean the fiscal year commencing on the date of the Company's Annual Meeting and ending on the date immediately preceding the next Annual Meeting.

         "DIVIDEND EQUIVALENT PAYMENTS" shall mean the payment described in
Section 7 hereof, to a holder of Stock Units with respect to certain dividend paid on outstanding shares of Stock.

         "EFFECTIVE DATE" shall mean September 26, 1996.

         "FAIR MARKET VALUE" of the Stock on a particular date shall equal the average of the reported closing prices for the Stock on the New York Stock Exchange for the ten (10) consecutive trading days immediately preceding such date.




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         "FEES" shall mean the amount, for any Director Year, of the Annual
Retainer and/or the Meeting Fees, if any.

         "MEETING FEES" shall mean the fees, established by the Board, paid to a Director for attending a meeting of the Board or a committee of the Board and any Per Diem Fees. This term shall include all fees paid to a Director for extraordinary or special Board and/or committee meetings.

         "OPTION" shall mean a right to purchase a number of shares of Stock at such exercise price, at such times, and on such other terms and conditions as are specified herein or pursuant to such other documentation as may evidence the Award. Options granted under this Plan are not intended to satisfy the requirements for treatment as Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

         "PER DIEM FEES" shall mean a fee, established by the Board, authorized by the Chief Executive Officer of the Company, in his or her sole discretion, to a Director who is asked to work on Board issues for a significant part of the day outside of normal Board or committee meetings.

         "PRIOR PLANS" shall mean the Kaufman and Broad Home Corporation Directors Restricted Stock Plan and the Kaufman and Broad Home Corporation 1993 Director Stock Plan.

         "RESTRICTED STOCK" shall mean Restricted Stock (as defined in the Kaufman and Broad Home Corporation Directors Restricted Stock Plan) of the Company.

         "RATIO" shall mean such ratio of the grant-date value of an Option to the Fair Market Value of the Stock underlying the Option as may be determined by the Committee from time to time for the purposes to calculating the number of Options to be granted to a Director, provided that any adjustment in such ratio shall be subject to the approval of the Board.

         "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         "STOCK" shall mean shares of Common Stock, par value $1.00 per share, of the Company.

         "STOCK UNIT" shall mean a right to (i) receive a share of Stock or (ii) receive a cash payment, in accordance with the conditions set forth herein, of the Fair Market Value of a share of Stock.





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         "TERMINATION DATE" shall mean the date a Director's service on the
Board terminates for any reason.

         3. SOURCE OF SHARES DELIVERED UNDER AWARDS. Any Stock delivered pursuant to an Award shall consist of shares of stock acquired by the Company on the open market.

         4.  ANNUAL FEES AND AWARDS.

                  (a) The Committee shall from time to time establish the dollar amount of the Annual Retainer and Meeting Fees for a Director Year, the number of shares of Stock subject to the Annual Stock Unit Award and Committee Chair Retainer for a Director Year , and the applicable Ratio for Options granted during a Director Year, provided that any adjustment in such amounts or numbers shall be subject to the approval of the Board.

                  (b) On the date of each Annual Meeting, commencing with the 2000 Annual Meeting, each person who has served as a Director for at least 90 days preceding such Annual Meeting shall receive an Annual Stock Unit Award of 2,000 Stock Units, which amount shall be subject to adjustment in future Director Years as contemplated in Section 4(a) hereof. If an individual is first elected as Director during a Director Year, at the earliest of 90 days following such election, he or she shall receive a prorated Annual Stock Unit Award for the remaining balance of the Director Year.

                  (c) On the date of each Annual Meeting, commencing with the 2000 Annual Meeting, each Director who has served as the Chairman of a Committee for at least 90 days preceding such Annual Meeting shall receive an Committee Chair Retainer of 500 Stock Units, which amount shall be subject to adjustment in future Director Years as contemplated in Section 4(a) hereof. If a Director is elected as the Chairman of a Committee during a Director Year, at the earliest of 90 days following such election, he or she shall receive a prorated Committee Chair Retainer for the remaining balance of the Director Year.

         5. FEES. Each Director shall be entitled to receive Fees with respect to each Director Year in accordance with the provisions of this Section 6. Each Director shall be given an opportunity by the Company on an annual basis to elect ("Annual Election") to defer or to receive his or her Annual Retainer and/or Meeting Fees: (i) in cash, (ii) in Stock Units, (iii) in a combination of cash and Stock Units or (iv) in certain circumstances, as provided in Section 6 hereof, in Options or in a combination of cash and Options.

                  (a) The Annual Election must be in writing and shall be delivered to the Secretary of the Company no later than the tenth day preceding





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the date of the Annual Meeting. (The Annual Election shall be irrevocable after the tenth day preceding the date of the Annual Meeting.) The Annual Election shall specify the Annual Retainer and/or meeting Fees that such Director elects to receive in cash, or Stock Units, or Options, or to defer.

                  (b) If a Director elects to receive Fees in cash, cash payment for the Annual Retainer shall be paid as soon as practicable after the beginning of a Director Year and cash payment for Meeting Fees shall be paid as soon as practicable after each meeting. If a Director elects to receive Stock Units in lieu of the Annual Retainer, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (on the date of the Company's Annual Meeting) equal to 110% of the Annual Retainer. If a Director elects to receive Stock Units in lieu of the Meeting Fees, the Director shall receive Stock Units (including fractional Stock Units) at the Annual Meeting at the end of the Director Year for which the election was made having a Fair Market Value (determined as of such following Annual Meeting) equal to 110% of the Meeting Fees earned during such Director Year.

                  (c) If a Director elects to defer all or a portion of the Fees, such deferred Fees shall be credited to the deferred account established for each Director in accord with the Kaufman and Broad Home Corporation Directors Deferred Compensation Plan.

                  (d) Any person who becomes a Director following an Annual Meeting, whether by appointment or election as a Director (or by change in status from a full-time employee), shall receive an Annual Retainer prorated for the balance of that Director Year. In the event a Director voluntarily resigns from the Board during a Director Year, (i) the Director shall return to the Company any cash payment covering the prorated portion of the Annual Retainer for the balance of that Director Year, (ii) the Director shall forfeit a percentage of any Stock Units or Options awarded (or if an option has been exercised, the Director shall return to the Company a cash amount equal to the taxable amount realized by the Director on the date of the Option exercise) prorated for the balance of the portion of the Director Year (if any) as to which such Stock Units or Options were awarded, and (iii) any Fees credited to the Deferred Account, in respect of the prorated portion of the Annual Retainer for the balance of that Director Year shall be forfeited. No return of any portion of the Annual Retainer shall be required in the event a Director leaves the Board as the result of retirement, incapacity or death.

6.  OPTION AWARDS IN LIEU OF FEES OR STOCK UNITS.

                  (a) On the date of each Annual Meeting, commencing with the 2000 Annual Meeting, each person who has served as a Director for at





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least 90 days preceding such Annual Meeting and who as of such Annual Meeting beneficially owns at least 10,000 Stock Units or shares of Stock, shall be entitled to elect to receive an Award of Options in lieu of the Annual Retainer, Committee Chair Retainer, Meeting Fees and/or Annual Stock Unit Award that such Director otherwise would be entitled to receive. If a Director elects to receive Options in lieu of the Annual Retainer, the Annual Stock Unit Award, or the Committee Chair Retainer, the Director shall receive Options on the date of the Company's Annual Meeting. If a Director elects to receive Options in lieu of the Meeting Fees, the Director shall receive Options at the Annual Meeting at the end of the Director Year for which the election was made.

                  (b) The number of shares of Stock subject to an Option granted in lieu of the Annual Retainer or Meeting Fees shall equal the number of shares, rounded up to the nearest whole number, obtained by dividing (i) 110% of the dollar amount of such retainer or fee, by (ii) the product of the Ratio and the Fair Market Value of a share of Stock on the date of the Award. The number of shares of Stock subject to an Option granted in lieu of the Annual Stock Unit Award and/or the Committee Chair Retainer shall equal the number of shares, rounded up to the nearest whole number, obtained by dividing (i) the Fair Market Value of the number of shares of Stock subject to the Annual Stock Unit Award and/or the Committee Chair Retainer, by (ii) the product of the Ratio and the Fair Market Value of a share of Stock on the date of the Award.

                  (c) The price at which each share of Stock may be purchased upon exercise of a particular Option shall be the Fair Market Value of the Stock on the date of the Annual Meeting at which the Option is granted. The exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by any other means.

                  (d) Each Option shall be exercisable as of the date of grant and shall have a maximum term of 15 years from the date of grant. Except as provided in Section 6 (d) herein, Options shall remain outstanding and fully exercisable for one (1) year for the Date of Termination, except in the event of removal for cause, in which case Options shall remain outstanding and fully exercisable for 30 days.

                  (e) No Stock shall be delivered pursuant to any exercise of an Option until the Director has made payment in full of the option price therefor or provision for such payment satisfactory to the Committee. The exercise price of an Option may be paid in cash or certified or cashiers' check or by delivery (either actually or by attestation) of shares of Stock that have been acquired or held by the Director in such manner as to not result in an accounting charge.





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                  (f) Unless the documents evidencing the grant of an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable, no Option granted under the Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.

         7. CONVERSION OF PRIOR AWARDS. As of the Effective Date, all Shares of Restricted Stock outstanding under the Kaufman and Broad Home Corporation Directors Restricted Stock Plan which are held by Directors shall be canceled. Each Director who, immediately prior to the Effective Date, holds Restricted Stock which shall be canceled in accordance with the immediately preceding sentence, shall receive, in consideration for such cancellation, an Award of Stock Units equal to the sum of number of such Director's shares of canceled Restricted Stock.

         8. DIVIDEND EQUIVALENT PAYMENTS. Effective as of each dividend payment date for outstanding shares of Stock, a current cash payment shall be made on each outstanding Stock Unit to the holder thereof in an amount equal to dividend paid on an outstanding share of Stock.

         9. TIME OF PAYMENT. Unless otherwise provided herein, all payments in respect of a Director's Stock Units and in settlement of a Director's Deferred Account shall be made as soon as practicable after the earlier of: (i) the occurrence of a Change in Control and (ii) the Termination Date.

         10. FORM OF PAYMENT. Payment in respect of Stock Units and/or Options shall be made in Stock or in cash, in accord with the previous annual elections made by the Director. The Company shall not issue fractions of a share. Whenever under the terms of the Plan a fractional share would otherwise be required to be issued, the Director shall be paid in cash for such fractional share.

         11. STATEMENT OF ACCOUNT. Each Director shall receive an annual statement showing the number of Stock Units that have been awarded to the Director under the plan.

         12. CHANGE IN CAPITAL STRUCTURE. In the event of any change in the Stock by reason of any stock dividend, split, combination of shares, exchange of shares warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.





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         13. NONTRANSFERABILITY. Stock Units shall not be transferable and may not be alienated by a Director except by will or the laws of descent and distribution.

         14. RIGHTS. Except to the extent otherwise set forth herein, Directors shall not have any of the rights of a stockholder with respect to the Stock Units.

         15. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for Awards or the number of Stock Units or timing or value of Awards to be granted to any Director, or (b) take any action specifically delegated to the Board under the plan. With respect to any determination contemplated in subsection (a) of the preceding sentence, the Committee shall make recommendations to the Board, but any final determination with respect to such recommendation shall be subject to the approval of the full Board.

         16. AMENDMENT OR TERMINATION OF THE PLAN. The Board may, at any time, amend or terminate the plan; but no amendment or termination shall, without the written consent of a Director, reduce the Director's rights under previously granted Awards or with respect to any Fees previously earned. No amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. This Plan was amended and restated as of December 6, 1999, provided that such amendment shall not affect or impair the rights or benefits accrued by any Director under this Plan with respect to Awards earned or granted prior to December 6, 1999, which Awards shall be governed by the terms of the Plan as it existed prior to being amended and restated.

         17. NO RIGHT TO RENOMINATION. Nothing in the plan or in any Award shall confer upon any Director the right to be nominated for reelection to the Board.

         18. PAYMENTS UPON DEATH. In the event of a Director's death, payments with respect to any Stock Units shall be made in a single lump sum payment to the beneficiary designated by the Director, and the right to exercise any Options shall be accorded to such beneficiary, or in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the state of his or her domicile.

         19. GOVERNING LAW. The plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.




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